Fidelity & Guaranty Life Declares Quarterly Dividend
DES MOINES, Iowa, February 2, 2017 – Fidelity & Guaranty Life (NYSE: FGL), announced today that its Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on March 6, 2017 to shareholders of record as of the close of business on February 21, 2017.

About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life is headquartered in Des Moines, Iowa, and trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.

Investor Contact:
Lisa Foxworthy-Parker
Fidelity & Guaranty Life
Investor.Relations@fglife.com
515-330-3307
Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar
212-687-8080
Source: Fidelity & Guaranty Life